MERDINGER, FRUCHTER, ROSEN & COMPANY, PC
                     CERTIFIED PUBLIC ACCOUNTANTS
                          888 SEVENTH AVENUE
                          NEW YORK, NY 10106
                         _____________________

                         TEL:  (212) 757-8400
                         FAX:  (212) 757-6124







               CONSENT OF INDEPENDENT PUBLIC ACCOUTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2002, included in the annual report of Bach-Hauser, Inc. on Form 10-KSB for the year ended December 31, 2001, and to the reference of our Firm as "Experts" in the Registration Statement.



                    MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                    Certified Public Accountants

New York, New York
December 5, 2002